Exhibit 99.1

EPAM Reconfirms Business Outlook for Q1 and Withdraws Full Year 2020 Guidance due to COVID-19 Uncertainties

NEWTOWN, PA - April 9, 2020 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, announced it expects first quarter revenues to be in the range of $649 to $653 million and revenue growth compared to the corresponding period last year to be at least 24.5% on an as reported basis. In addition, the Company expects first quarter profitability to be consistent with or better than the outlook provided during its fourth quarter and full year 2019 earnings call on February 20, 2020. Due to heightened uncertainty related to the potential impacts of COVID-19 on the Company’s second quarter and full year business results, EPAM is withdrawing its full year 2020 financial outlook.
“EPAM’s purpose has always been to help our customers navigate waves of change brought on by disruption, and with the demands of the new global operating environment, we had to quickly adapt our operations to support customers around the world with their complex and often, mission critical needs,” said Arkadiy Dobkin, CEO & President, EPAM. “In recent weeks, we have taken proactive steps to ensure the safety and well-being of more than 38,000 EPAMers, as well as made changes to enable us to continue to support the operations of hundreds of customers around the world by switching over 98% of EPAM employees to a secure and productive work from home delivery model. We’ve done this with minimal service interruptions and in close collaboration with our customers, many of whom have expressed appreciation for our professionalism and commitment to their business priorities. While we expect to see ongoing pressures on ‘business as usual’ operations, we believe that our attention to customer value and our ability to adapt to changing operating and market conditions should better position EPAM for the future.”
EPAM will provide a business update as part of its first quarter fiscal 2020 earnings call, scheduled for May 7, 2020, at 8:00 a.m. ET.
About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in more than 30 countries across North America, Europe, Asia and Australia. As a recognized market leader in multiple categories among top global independent research agencies, EPAM was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013 and was the only IT services company featured on Fortune's 100 Fastest-Growing Companies list of 2019. Learn more at www.epam.com and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.
Financial Disclosure Advisory
The amounts and financial results described in this press release reflect the Company’s estimates based solely upon information available to it as of the date of this press release, which are not a comprehensive statement of its financial results or position as of March 31, 2020. The actual amounts that the Company reports will be subject to its financial closing procedures and any adjustments that may be made prior to the time its financial results for the quarter ended March 31, 2020 are finalized.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs, amortization of purchased intangible assets, goodwill impairment, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com